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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): APRIL 26, 1996



                                   MESA INC.
             (Exact name of registrant as specified in its charter)





           TEXAS                        1-10874                  75-2394500
(State or other jurisdiction     (Commission File Number)    (IRS Employer
of incorporation)                                            Identification No.)



         1400 WILLIAMS SQUARE WEST
       5205 NORTH O'CONNOR BOULEVARD
               IRVING, TEXAS                                 75039
  (Address of principal executive offices)                 (Zip Code)




       Registrant's telephone number, including area code:  214/444-9001

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ITEM 5.  OTHER EVENTS

                 On April 26, 1996, MESA Inc. (the "Company") and DNR-MESA Holdings, L.P., a Texas limited partnership ("DNR"), the sole general partner of which is Rainwater, Inc. a Texas corporation owned by Richard E. Rainwater, entered into a definitive agreement (the "Stock Purchase Agreement") pursuant to which, among other things, DNR will (i) purchase $133 million of a new series of convertible preferred stock of the Company, (ii) provide a standby commitment for a $132 million rights offering of convertible preferred stock to the Company's shareholders and (iii) assist the Company in the refinancing of all of the Company's debt not repaid with proceeds from the stock issuance. A copy of the press release regarding the Stock Purchase Agreement is attached hereto as Exhibit 99. The description of the Stock Purchase Agreement included herein does not purport to be complete and is qualified in its entirety by reference to the terms of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 10 and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                 (c)      Exhibits

                           4. Form of Statement of Resolution Establishing Series of Shares Designated Series A Cumulative Convertible Preferred Stock and Series B Cumulative Convertible Preferred Stock

                          10. Stock Purchase Agreement, dated April 26, 1996, between the Company and DNR-MESA Holdings, L.P.

                          99.      Press Release dated April 29, 1996





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                                   SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   MESA INC.




Date: April 29, 1996               By: /s/ Stephen K. Gardner
                                      ------------------------------------------
                                      Stephen K. Gardner
                                      Vice President and Chief Financial Officer





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                              INDEX TO EXHIBITS



EXHIBIT
NUMBER                   DESCRIPTION
- -------                  -----------
 4.       Form of Statement of Resolution Establishing Series of Shares
          Designated Series A Cumulative Convertible Preferred Stock and Series
          B Cumulative Convertible Preferred Stock

10. Stock Purchase Agreement, dated April 26, 1996, between the Company and DNR-MESA Holdings, L.P.

99.       Press Release dated April 29, 1996
